Exhibit 99.1

Apollo Investment Corporation

Announces September 30, 2010 Quarterly Financial Results

and Quarterly Dividend of $0.28 Per Share

NEW YORK— November 4, 2010—Apollo Investment Corporation (NASDAQ-GS: AINV) or the “Company”, “we” or “our” today announces financial results for its fiscal quarter ended September 30, 2010. Additionally, the Company announces that its Board of Directors has declared its third fiscal quarter 2011 dividend of $0.28 per share, payable on January 5, 2011 to stockholders of record as of December 16, 2010. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2010:

Total Assets: $3.1 billion

Investment Portfolio: $3.0 billion

Net Assets: $1.9 billion

Net Asset Value per share: $9.58

Portfolio Activity for the Quarter Ended September 30, 2010:

Investments made during the quarter: $184 million

Number of new portfolio companies invested: 2

Investments sold or prepaid during the quarter: $127 million

Number of portfolio company exits: 3

Operating Results for the Quarter Ended September 30, 2010 (in thousands, except per share amounts):

Net investment income: $50,182

Net realized and unrealized gains: $17,984

Net increase in net assets from operations: $68,166

Net investment income per share: $0.26

Net realized and unrealized gains per share: $0.09

Conference Call/Webcast at 11:00 a.m. ET on November 5, 2010

The Company will also host a conference call at 11:00 a.m. (Eastern Time) on Friday, November 5, 2010 to present the second quarter results. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call, international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation when prompted. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available through November 19, 2010 by calling (800) 642-1687, international callers please dial (706) 645-9291, reference pin # 17064174. The audio webcast will be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

PORTFOLIO AND INVESTMENT ACTIVITY

During the three months ended September 30, 2010, we invested $184 million across 2 new and 4 existing portfolio companies, through a mix of primary and opportunistic secondary market purchases. This compares to investing $39 million in 6 existing portfolio companies for the three months ended September 30, 2009. Investments sold or prepaid during the three months ended September 30, 2010 totaled $127 million versus $30 million for the three months ended September 30, 2009.

At September 30, 2010, our net portfolio consisted of 67 portfolio companies and was invested 31% in senior secured loans, 59% in subordinated debt, 1% in preferred equity and 9% in common equity and warrants measured at fair value versus 71 portfolio companies invested 26% in senior secured loans, 57% in subordinated debt, 4% in preferred equity and 13% in common equity and warrants at September 30, 2009.

The weighted average yields on our senior secured loan portfolio, subordinated debt portfolio and total debt portfolio as of September 30, 2010 at our current cost basis were 8.9%, 13.3%, and 11.7%, respectively. At September 30, 2009, the yields were 7.9%, 13.2%, and 11.5%, respectively.

Since the initial public offering of the Company in April 2004 and through September 30, 2010, invested capital totaled $6.6 billion in 133 portfolio companies. Over the same period, the Company completed transactions with more than 85 different financial sponsors.

RESULTS OF OPERATIONS

Results comparisons are for the three and six months ended September 30, 2010 and September 30, 2009.

Investment Income

For the three and six months ended September 30, 2010, gross investment income totaled $91.5 million and $169.7 million, respectively. For the three and six months ended September 30, 2009, gross investment income totaled $84.4 million and $167.0 million, respectively. The increase in gross investment income for the three and six months ended September 30, 2010, was primarily due to a higher debt portfolio yield for the period as compared to the three and six months ended September 30, 2009.

Expenses

Expenses totaled $41.3 million and $78.7 million, respectively, for the three and six months ended September 30, 2010, of which $27.6 million and $52.3 million, respectively, were base management fees and performance-based incentive fees and $10.7 million and $20.6 million, respectively, were interest and other credit facility expenses. Of these expenses, general and administrative expenses totaled $3.0 million and $5.8 million, respectively, for the three and six months ended September 30, 2010. Expenses totaled $33.0 million and $66.2 million, respectively, for the three and six months ended September 30, 2009, of which $26.1 million and $51.1 million, respectively, were base management fees and performance-based incentive fees and $4.4 million and $9.5 million, respectively, were interest and other credit facility expenses. Of these expenses, general and administrative expenses totaled $2.5 million and $5.7 million, respectively, for the three and six months ended September 30, 2009. Expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, legal fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses from the three and six months periods ended September 2010 versus the three and six months periods ended September 2009 was primarily related to the increase in interest and other credit facility expenses due to the December 2009 amendment to our revolving credit facility.

Net Investment Income

The Company’s net investment income totaled $50.2 million and $91.0 million, or $0.26, and $0.48, on a per average share basis, respectively, for the three and six months ended September 30, 2010. For the three and six months ended September 30, 2009, net investment income totaled $51.4 million and $100.7 million, or $0.34, and $0.68, on a per average share basis, respectively.

Net Realized Gains (Losses)

The Company had investment sales and prepayments totaling $127 million and $241 million, respectively, for the three and six months ended September 30, 2010. For the three and six months ended September 30, 2009, investment sales and prepayments totaled $30 million and $101 million, respectively. Net realized losses for the three and six months ended September 30, 2010 were $89.4 million and $85.5 million, respectively. For the three and six months ended September 30, 2009, net realized losses totaled $3.1 million and $101.3 million, respectively. Net realized losses for the three and six months ended September 30, 2010 and the three and six months ended September 30, 2009 were primarily derived from selective exits of underperforming investments.

Net Unrealized Appreciation (Depreciation) on Investments, Cash Equivalents and Foreign Currencies

For the three months ended September 30, 2010, net change in unrealized appreciation on the Company’s investments, cash equivalents, foreign currencies and other assets and liabilities totaled $107.4 million. For the six months ended September 30, 2010, unrealized depreciation totaled $21.6 million. For the three and six months ended September 30, 2009, net change in unrealized appreciation totaled $60.9 million and $194.2 million, respectively. Net unrealized appreciation for the three months ended September 30, 2010 was primarily due to net changes in specific portfolio company fundamentals and stronger capital market conditions. For the six months ended September 30, 2010, net unrealized depreciation was recognized from weaker market conditions present earlier in the fiscal year. For the three and six months ended September 30, 2009, the increase in unrealized appreciation was derived from net changes in specific portfolio company fundamentals and stronger capital market conditions.

Net Increase (Decrease) in Net Assets From Operations

For the three months ended September 30, 2010, the Company had a net increase in net assets resulting from operations of $68.2 million. For the six months ended September 30, 2010, the Company had a net decrease in net assets resulting from operations of $16.1 million. For the three and six months ended September 30, 2009, the Company had a net increase in net assets resulting from operations of $109.2 million and $193.6 million, respectively. The earnings per average share were $0.35 for the three months ended September 30, 2010. The loss per average share was $0.08 for the six months ended September 30, 2010. For the three and six months ended September 30, 2009, earnings per average share were $0.71 and $1.31, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s liquidity and capital resources are generated and generally available through periodic follow-on equity offerings, our senior secured, multi-currency $1.61 billion revolving credit facility (the “Facility”), investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and prepayments of senior and subordinated loans and income earned from investments. At September 30, 2010, the Company had $1.1 billion in borrowings outstanding and $515 million of unused capacity on its Facility. In the future, the Company may raise additional equity or debt capital, among other considerations. The primary use of funds will be investments in portfolio companies, reductions in debt outstanding and other general corporate purposes. On May 3, 2010, the Company closed on its most recent follow-on public equity offering of 17.25 million shares of common stock at $12.40 per share raising approximately $204 million in net proceeds. As of September 2010, the Company received an additional lender commitment with a maturity date of April 12, 2013 of $50,000 under the Facility. Additionally, on September 30, 2010, the Company entered into a note purchase agreement, providing for a private placement issuance of $225,000 in aggregate principal amount of five-year, senior secured notes with a fixed interest rate of 6.25% and a maturity date of October 4, 2015 (the “Senior Secured Notes”). On October 4, 2010, the Senior Secured Notes were sold to certain institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. Interest on the Senior Secured Notes will be due semi-annually on April 4 and October 4, commencing on April 4, 2011. The proceeds from the issuance of the Senior Secured Notes were used to fund new portfolio investments, reduce other outstanding borrowings and/or commitments on the Company’s Facility and for general corporate purposes. As of October 4, 2010, the Company’s Facility had outstanding commitments totaling $1.58 billion.

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	September 30, 2010 (unaudited)	March 31, 2010
Assets
Non-controlled/non-affiliated investments, at value (cost—$2,896,423 and $2,782,880, respectively)	$2,774,955	$2,677,893
Non-controlled/affiliated investments, at value (cost—$103,178 and $102,135, respectively)	102,771	83,136
Controlled investments, at value (cost—$359,290 and $357,590, respectively)	74,244	92,551
Cash equivalents, at value (cost—$0 and $449,852, respectively)	—	449,828
Cash	26,005	7,040
Foreign currency (cost—$1,695 and $30,705, respectively)	1,699	30,717
Receivable for investments sold	—	49,643
Interest receivable	48,366	43,139
Dividends receivable	6,044	5,700
Miscellaneous income receivable	939	788
Receivable from investment adviser	—	611
Prepaid expenses and other assets	19,611	24,070

Total assets	$3,054,634	$3,465,116

Liabilities
Credit facility payable	$1,093,419	$1,060,616
Payable for investments and cash equivalents purchased	13,012	549,009
Dividends payable	54,449	49,340
Management and performance-based incentive fees payable	27,575	26,363
Interest payable	1,972	2,132
Accrued administrative expenses	616	1,722
Other liabilities and accrued expenses	1,277	3,128

Total liabilities	$1,192,320	$1,692,310

Net Assets
Common stock, par value $.001 per share, 400,000 and 400,000 common shares authorized, respectively, and 194,460 and 176,214 issued and outstanding, respectively	$194	$176
Paid-in capital in excess of par	2,860,047	2,645,687
Undistributed net investment income	87,161	104,878
Accumulated net realized loss	(668,781)	(583,270)
Net unrealized depreciation	(416,307)	(394,665)

Total net assets	$1,862,314	$1,772,806

Total liabilities and net assets	$3,054,634	$3,465,116

Net Asset Value Per Share	$9.58	$10.06

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2010	2009	2010	2009
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$76,841	$71,875	$149,346	$147,172
Dividends	1,800	3,584	2,720	6,820
Other income	3,639	482	5,308	1,751
From non-controlled/affiliated investments:
Interest	3,188	—	6,342	—
From controlled investments:
Dividends	6,031	8,462	6,031	11,221

Total Investment Income	91,499	84,403	169,747	166,964

EXPENSES:
Management fees	$15,030	$13,214	$29,584	$25,936
Performance-based incentive fees	12,545	12,848	22,752	25,180
Interest and other credit facility expenses	10,752	4,409	20,646	9,477
Administrative services expense	1,412	1,198	2,808	2,507
Other general and administrative expenses	1,578	1,344	2,948	3,144

Total expenses	41,317	33,013	78,738	66,244

Net investment income	$50,182	$51,390	$91,009	$100,720

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments and cash equivalents	$(87,907)	$(3,321)	$(87,127)	$(101,399)
Foreign currencies	(1,471)	224	1,616	67

Net realized loss	(89,378)	(3,097)	(85,511)	(101,332)

Net change in unrealized gain (loss):
Investments and cash equivalents	120,011	69,386	(17,948)	221,221
Foreign currencies	(12,649)	(8,523)	(3,694)	(26,978)

Net change in unrealized gain (loss)	107,362	60,863	(21,642)	194,243

Net realized and unrealized gain (loss) from investments, cash equivalents and foreign currencies	17,984	57,766	(107,153)	92,911

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$68,166	$109,156	$(16,144)	$193,631

EARNINGS (LOSS) PER SHARE	$0.35	$0.71	$(0.08)	$1.31

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488